                                                                    Exhibit 10.1

 Portions of this Exhibit were omitted and have been filed separately with the
  Secretary of the Commission pursuant to the Company's application requesting confidential treatment under Rule 24b-2 of the Securities Exchange Act.




Sao Paulo, March 1, 2004.

To

TELECOMUNICACOES DE SAO PAULO S.A. - TELESP
Rua Martiniano de Carvalho n degrees 851
Bela Vista, Sao Paulo
CEP 01321-001

SUBJECT: Promotional Plan - Supply of Infra-Structure to Serve the Internet

Dear Sirs,

In view of AOL Brasil Ltda's ("AOL") having adhered to the Telecomunicacoes de Sao Paulo- TELESP ("TELESP") Promotional Plan for the Supply of Access Infra-Structure to Narrowband Internet Services, on August 25, 2003 (hereinafter called PROMOTIONAL PLAN), we hereby confirm our deals under the following terms:

1. It is hereby agreed that in the months when the Promotional Plan's financial result is negative to AOL, TELESP shall purchase special projects of AOL's online media, the payment of which shall coincide with the payment of the development funds of the month at issue, so that the income will equal zero.

      1.1. Financial result, at any given month, is understood by the Parties as being the result from the subtraction of AOL's revenue (amounts to be paid by TELESP for advertising and development) from AOL's expenditures (amounts to be paid for Infra-Structure by AOL).

2. Having AOL surpassed the number of minutes of [**] minutes/month per port, it shall be entitled to request from TELESP the increase of new ports, in accordance with the Promotional Plan provisions.

      2.1. The calculation for establishing the amount of ports to be increased shall take into consideration the number of minutes that exceeds the aforementioned limit.

3.The validity of the Agreement for Development Funds is hereby extended until December 31, 2005.

Sincerely Yours,

/s/ Milton da Rocha Camargo
-----------------------------------------
AOL Brasil Ltda

Agreed:

/s/ Odmar Almeida Filho
-----------------------------------------
Telecomunicacoes de Sao Paulo S.A.-TELESP